EXHIBIT 10.4
SETTLEMENT AND GENERAL RELEASE AGREEMENT

This Settlement and General Release Agreement (“Agreement”) is entered into between Telmage Consulting LLC with principal offices located at _____________________________________ (“TELSPACE”) and Flint Telecom Group, Inc. and its affiliates with its principal executive offices located at 7500 College Blvd., Suite 500, Overland Park, KS 66210 (hereinafter “Flint”). TELSPACE and Flint agree as follows:

RECITALS

A.
On June 1, 2009 the parties entered into a Non-Binding Letter of Intent (“LOI”) related to the acquisition of TELSPACE (the “Transaction”), and in connection with that LOI, on June 19, 2009, Flint loaned two hundred and fifty thousand dollars to TELSPACE and TELSPACE issued to Flint a Promissory Note (the “Note”) which was due and payable on or before the closing of the Transaction, unless Flint determines not to Close the Transaction, in which case all principal and accrued interest due under the Note was due and payable on or before October 31, 2009; and

B.
TELSPACE and Flint have entered into this Agreement to settle and compromise any claims or causes of action held or asserted by either party against the other in connection with the Note, or any claim that Flint and/or TELSPACE have acted unlawfully, have not paid all of the principal, accrued interest, full consideration or compensation due, or have breached the terms of any contract, duty, policy, practice, law or regulation.

AGREEMENT

WHEREFORE, the parties to this Agreement hereby agree as follows:

1.
TELSPACE shall furnish to Flint a fully documented copy of the TELSPACE Software and TELSPACE shall be deemed to have granted to Flint a world-wide, restricted, perpetual, nonexclusive, right and license to use and/or exploit the TELSPACE Software and to create derivative works therefrom.  Use of the TELSPACE software is restricted to supporting Flint’s own customer base (both directly and through White label partner sales as determined by Flint) and does not grant any sublicense rights to Flint.  It is expressly understood that Flint will require multiple instances of the code as required by Flint’s business model. TELSPACE shall receive the following additional compensation from Flint, as more specifically defined in Exhibit B: technical and operational support fees, and a monthly royalty fee.

“TELSPACE Software” means the computer software program that makes up TELSPACE’s billing system, and as set forth in Exhibit A, together with any error corrections, updates, modifications, or enhancements thereto as of the Effective Date of this Agreement, in both machine-readable form (Object Code) and human-readable form (Source Code), including all comments, related documentation and any procedural code.

ACCEPTANCE OF TELSPACE SOFTWARE.

This License of TELSPACE Software is for full settlement of all principal and accrued interest owed under the Note, and for the release, as set forth below.

2.
TELSPACE shall provide ongoing maintenance and support services for the TELSPACE Software as described in Exhibit B, at the rates as described in Exhibit B.  All requests for such services shall be made in writing by Flint.  All payments shall be made by Flint within twenty days following Flint’s receipt of an invoice from TELSPACE for services rendered. Upon Flint’s request, TELSPACE shall provide Flint with supporting information for such invoices.

3.
Each Party hereby releases, waives and forever discharges, individually and collectively, the other Party, and the other Party’s current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (hereinafter collectively referred to as “Releasees”), from any and all claims, rights, demands, liabilities, causes of action, losses, costs or expenses (including attorneys’ fees) of any kind whatsoever, known or unknown, suspected or unsuspected, that a Party may now have or has ever had against the other Party’s Releasees prior to and including the Close Date. This release includes, without limitation, all claims relating to any contract between the Parties or the Party’s Releasees, whether express or implied, and its termination or breach; any claims for misrepresentation, fraud, or breach of any covenant of good faith and fair dealing.

It is expressly understood and agreed by each Party that this Agreement is in full accord, satisfaction and discharge of any and all claims by a Party against the other Party’s Releasees, and that this Agreement has been signed with the express intent of extinguishing all such claims.

4.
TELSPACE will defend or settle any claim against Flint that the TELSPACE Software or Flint’s use thereof infringe a patent, utility model, industrial design, copyright, trade secret or other third party intellectual property right, provided that Flint promptly notifies TELSPACE in writing of the claim and cooperates with TELSPACE in, and grants TELSPACE sole authority to control the defense and any related settlement. TELSPACE will pay the cost of such defense and settlement of any costs, attorney’s fees and damages awarded by a court of competent jurisdiction against Flint.  If such a claim is made or appears likely to be made, TELSPACE may procure the right for Flint to continue using and/or receiving the TELSPACE Software, may modify the TELSPACE Software, or may replace the same.  If use of the TELSPACE Software is enjoined, TELSPACE will modify the TELSPACE Software and provide substitute TELSPACE Software acceptable to Flint that do not infringe, or refund Flint for payments made for such TELSPACE Software which are subject to any injunction. .  TELSPACE shall not, however, be obligated to defend, indemnify or hold Flint harmless if the alleged infringement arises out of (i) any modification or alteration of the TELSPACE Software by Flint or its agents or (ii) a combination of the TELSPACE Software with devices or software not supplied by TELSPACE.

5.
Civil Code.  Each Party represents that it is not aware of any claim against the other than the claims that are released by this Agreement.  Each Party acknowledges that it has been advised by legal counsel and is familiar with the provisions of the Kansas Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party, being aware of said code section, agrees to expressly waive and relinquish any right or benefit it has or may have under the Civil Code of the State of Florida and Washington, as well as any other similar provision under the statutory or nonstatutory law of any other jurisdiction to the full extent that it may lawfully waive all such rights and benefits.

6.
This is the entire Agreement regarding the subject matter hereof and supersedes all previous and contemporaneous discussions, negotiations, agreements and understandings. No other promises or agreements have been made.

7.
In the event that any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions shall remain in full force and effect and the unenforceable provision(s) shall be interpreted and rewritten to give effect to the parties’ economic intentions.

8.
Each Party agrees not to disclose the fact or any of the terms of this Agreement to anyone except for its attorney, accountant and government authorities, unless required to do so by court order or as required by the Securities and Exchange Act rules and regulations. Each Party further agrees not to make any negative or disparaging statements about the other Party or its employees or representatives to any third party, or to disclose any information that it became aware of as a result of its relationship with the other Party.

9.
Each Party acknowledges and agrees that it has been advised that this Agreement is a binding legal document. Each Party further agrees that it has had adequate time and a reasonable opportunity to review the provisions of this Agreement and to seek legal advice regarding all its aspects, and that in executing this Agreement, each Party has acted voluntarily and has not relied upon any representation made by another Party or any of that Party’s employees or representatives regarding the Agreement’s subject matter and/or effect. Each Party has read and fully understands this Agreement and voluntarily agrees to its terms.

10.
This Agreement will be governed by and construed in accordance with the Laws of the State of Kansas without regard to conflicts of law principles.  Venue for any cause of action arising out of or related to this Agreement shall be brought and maintained exclusively in the court of appropriate jurisdiction located in Overland Park, KS. Both Parties consent and agree to submit to the jurisdiction of such courts. BOTH PARTIES FOREVER RELINQUISH THEIR RESPECTIVE RIGHTS/ENTITLEMENT TO TRIAL BY JURY IN ANY AND ALL LITIGATION PERTAINING TO THIS AGREEMENT. Should legal action be required by either Party to enforce this Agreement, the prevailing Party shall have the right to recover its reasonable expenses (including attorney fees) incurred in the enforcement of its rights under the Agreement along with any other relief to which such Party may be entitled.

11.
This agreement may be executed in counterparts, and each counterpart shall be deemed a duplicate original. The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Agreement as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

AGREED AND UNDERSTOOD:
FLINT TELECOM GROUP, INC.

DATE:  May 10, 2010                                                                                                By: /s/ Vincent Browne
Vincent Browne
Chief Executive Officer

TELMAGE CONSULTING LLC.

DATE: May 10, 2010                                                                                                By: /s/ Jeremy Gies
Name: Jeremy Gies
Title: Chief Executive Officer